250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 3rd Quarter Net Income of $12.8 Million, or $0.77 per Share, and Declares 4th Quarter Dividend of $0.29 per Share

GLENS FALLS, N.Y. (October 30, 2025) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended September 30, 2025. Reported net income for the third quarter of 2025 was $12.8 million and fully diluted earnings per share ("EPS") was $0.77, versus net income of $10.8 million and EPS of $0.65 for the second quarter of 2025.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.29 per share; payable November 24, 2025 to shareholders of record as of November 12, 2025.

This quarter's results include approximately $600 thousand ($0.03 per share) of non-core unification costs related to Arrow’s system conversion and operational merger of its two banking subsidiaries, which were successfully completed in July 2025. Arrow does not expect to incur additional costs related to the unification effort.

This Earnings Release and related commentary should be read in conjunction with the Company's October 30, 2025 Form 8-K and related Third Quarter 2025 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

"I am proud to report that on the heels of our unification effort, the Arrow team delivered a great financial quarter. EPS increased by almost 20% from the prior quarter and ROA improved by 16 bps to 1.16%, despite recognizing the last remaining unification expenses. Our third quarter delivered record net interest income, solid net interest margin expansion and more than 10% annualized growth in tangible book value. With the Federal Reserve enacting a first round of interest rate cuts late in the third quarter and again in late October, Arrow is well-positioned with our near-term liability sensitive balance sheet to deliver another great quarter to end the year. We are delighted that we can use our improved financial performance to continue to support our communities while delivering strong results to our shareholders."

Third-Quarter Highlights and Key Metrics

•Net Income of $12.8 million (EPS of $0.77)
•Record Net Interest Income of $34.1 million
•Net Interest Margin improved to 3.22% (3.24% FTE1), from 3.15% (3.16% FTE1) in the prior quarter
•Return on Average Assets (ROA) improved to 1.16%, an increase from 1.00% for the prior quarter
•Loan-to-Deposit ratio of 84.0%
1 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 2 to the Selected Quarterly Information.

•Quarter-end loan exit rates2 increased to 5.56% at September 30, 2025 vs. 5.51% at June 30, 2025
•Cost of retail deposits3 decreased by 9 bps to 1.68% from the prior quarter
•Approximately $2 billion of deposits subject to repricing with additional federal reserve rate cuts
•Tangible Book Value per share increased to $23.85, an increase of 2.7% from the prior quarter
•Repurchased $1.4 million of shares (52,947 shares at an average cost of $26.87 per share)
•$5.1 million remaining under current repurchase authorization
•Recently received preliminary court approval of the negotiated settlement in the Shareholder Derivative Complaint described in previous SEC filings. The preliminary approval has no material financial impact to the results of operations or financial position.

Income Statement

•Net Income: Net income for the third quarter of 2025 was $12.8 million, increasing from $10.8 million in the second quarter of 2025.
◦Compared to the prior quarter, net income benefited from an increase of $1.6 million in net interest income, an increase in non-interest income of $1.1 million and a slight decrease in non-interest expense of $0.2 million.

•Net Interest Income: Net interest income for the third quarter of 2025 was $34.1 million, increasing 4.9% from the second quarter of 2025.
◦Total interest and dividend income was $53.6 million for the third quarter of 2025, an increase from $51.6 million in the second quarter of 2025. Interest expense for the third quarter of 2025 was $19.5 million, an increase from $19.0 million in the second quarter of 2025.

•Net Interest Margin: Net interest margin, on an FTE basis, for the third quarter of 2025 increased to 3.24%, compared to 3.16% for the second quarter of 2025. The increase in net interest margin compared to the second quarter of 2025 was primarily the result of continued yield expansion on earning assets combined with the stabilizing cost of interest-bearing liabilities.

	Three Months Ended
	(Dollars in Thousands)
	September 30, 2025	June 30, 2025	September 30, 2024
Interest and Dividend Income	$53,598	$51,573	$49,443
Interest Expense	19,467	19,040	21,005
Net Interest Income	34,131	32,533	28,438
Average Earning Assets(A)	4,199,115	4,142,993	4,075,162
Average Interest-Bearing Liabilities	3,193,789	3,191,906	3,085,066

Average Yield on Earning Assets(A)	5.06%	4.99%	4.83%
Average Cost of Interest-Bearing Liabilities	2.42	2.39	2.71
Net Interest Spread	2.64	2.60	2.12
Net Interest Margin	3.22	3.15	2.78
Net Interest Margin - FTE	3.24	3.16	2.79

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the third quarter of 2025, the provision for credit losses was $815 thousand compared to $594 thousand in the second quarter of 2025, primarily driven by third quarter 2025 charge-offs.
2 The “loan exit rate” is the point in time interest rate in effect at the end of the reporting period.
3 Retail deposits exclude wholesale funding sources

•Non-Interest Income: Non-interest income for the three months ended September 30, 2025, was $8.7 million, an increase from $7.6 million in the second quarter of 2025. Revenue related to wealth management increased from the prior quarter as a result of overall market performance. Interchange fees improved in the third quarter from the linked quarter. The third quarter of 2025 included a positive valuation adjustment related to an equity position.

•Non-Interest Expense: Non-interest expense for the third quarter of 2025 was $25.4 million, a decrease from $25.7 million in the second quarter of 2025. The third quarter of 2025 included unification expenses of approximately $600 thousand as compared to $1.1 million in the second quarter of 2025. The unification expenses were primarily comprised of project management and information technology costs related to the July 2025 system conversion. Arrow continues to focus on overall expense control.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $3.8 million and 22.7%, respectively for the third quarter of 2025, and $3.1 million and 22.4%, respectively for the second quarter of 2025.

Balance Sheet

•Total Assets: Total assets were $4.6 billion at September 30, 2025, an increase of $172.4 million, or 3.9%, as compared to June 30, 2025. For the third quarter of 2025, the overall change in the balance sheet was primarily attributable to the seasonal surge in municipal deposits as well as fluctuations in cash balances, maturities of investments and growth in the loan portfolio.

•Investments: Total investments were $558.4 million as of September 30, 2025, an increase of $30.0 million, or 5.7%, compared to June 30, 2025. The increase from June 30, 2025 was driven primarily by $48 million of additional investments offset by paydowns and maturities. There were no credit quality issues related to the investment portfolio.

•Loans4: Total loans were $3.4 billion as of September 30, 2025. Loan growth for the third quarter of 2025 was $17.3 million. Loan growth was primarily driven by an increase in residential real estate loans and commercial loans. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $34.2 million as of September 30, 2025, which represented 0.99% of loans outstanding, as compared to $34.2 million, or 1.00% of loans outstanding, at June 30, 2025. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.10% for the three-month period ended September 30, 2025, as compared to 0.49% for the three-month period ended June 30, 2025. The decrease was the result of a charge-off of a previously reserved commercial loan participation in the second quarter of 2025. Nonperforming assets were $6.7 million as of September 30, 2025, representing 0.15% of period-end assets, compared to $6.8 million, or 0.15%, at June 30, 2025.

•Deposits: At September 30, 2025, deposit balances were $4.1 billion, an increase of $170.7 million from June 30, 2025. The change from June 30, 2025 was primarily attributable to the seasonality of municipal deposits. Please refer to page 6 for further details related to deposits.

•Capital: Total stockholders’ equity was $417.7 million at September 30, 2025, an increase of $9.2 million, or 2.2%, from June 30, 2025. The increase from June 30, 2025 was primarily attributable to net income of $12.8 million and other comprehensive income of $2.2 million offset by dividends
4 Excludes $3.0 million and $3.2 million fair value hedge adjustments at September 30, 2025 and June 30, 2025, respectively.

of $4.8 million and share repurchases of $1.4 million and other stock-based activity. Arrow's regulatory capital ratios remain strong. As of September 30, 2025, Arrow's Common Equity Tier 1 Capital Ratio was 13.07% and Total Risk-Based Capital Ratio was 14.86%. Regulatory capital ratios are preliminary, subject to finalization as part of the current quarter Call Report. The capital ratios of Arrow and its subsidiary bank continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 74 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this earnings release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, difficulties in managing the Arrow’s growth, competition, changes in law or the regulatory environment, and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This earnings release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$46,832	$44,122	$136,982	$126,639
Interest on Deposits at Banks	2,245	2,103	5,488	6,735
Interest and Dividends on Investment Securities:
Fully Taxable	4,066	2,656	11,464	8,851
Exempt from Federal Taxes	455	562	1,603	1,867
Total Interest and Dividend Income	53,598	49,443	155,537	144,092
INTEREST EXPENSE
Interest-Bearing Checking Accounts	2,160	1,966	5,904	5,510
Savings Deposits	9,534	10,905	28,384	31,706
Time Deposits over $250,000	1,695	1,803	5,232	5,645
Other Time Deposits	5,859	4,934	17,181	15,091
Borrowings	—	1,177	167	3,439
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	173	513	514
Interest on Financing Leases	46	47	135	142
Total Interest Expense	19,467	21,005	57,516	62,047
NET INTEREST INCOME	34,131	28,438	98,021	82,045
Provision for Credit Losses	815	934	6,428	2,326
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	33,316	27,504	91,593	79,719
NON-INTEREST INCOME
Income From Fiduciary Activities	2,600	2,429	7,533	7,337
Fees for Other Services to Customers	2,857	2,881	8,244	8,130
Insurance Commissions	1,986	1,955	5,616	5,299
Net Gain on Securities	392	94	669	165
Net Gain on Sales of Loans	259	126	573	135
Other Operating Income	622	648	1,529	2,781
Total Non-Interest Income	8,716	8,133	24,164	23,847
NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,339	13,446	41,980	39,375
Occupancy Expenses, Net	1,907	1,754	5,881	5,299
Technology and Equipment Expense	4,963	4,692	15,639	14,246
FDIC Assessments	634	698	1,953	2,111
Other Operating Expense	3,590	3,510	11,677	10,399
Total Non-Interest Expense	25,433	24,100	77,130	71,430
INCOME BEFORE PROVISION FOR INCOME TAXES	16,599	11,537	38,627	32,136
Provision for Income Taxes	3,774	2,562	8,687	6,897
NET INCOME	$12,825	$8,975	$29,940	$25,239
Average Shares Outstanding:
Basic	16,402	16,710	16,541	16,746
Diluted	16,406	16,742	16,543	16,772
Per Common Share:
Basic Earnings	$0.77	$0.54	$1.80	$1.51
Diluted Earnings	0.77	0.53	1.80	1.50

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and Due From Banks	$45,925	$27,422
Interest-Earning Deposits at Banks	351,512	127,124
Investment Securities:
Available-for-Sale at Fair Value	485,583	463,111
Held-to-Maturity (Fair Value of $62,251 at September 30, 2025 and $96,586 at December 31, 2024)	62,744	98,261
Equity Securities	5,724	5,055
Other Investments	4,369	4,353
Loans	3,442,009	3,394,541
Allowance for Credit Losses	(34,176)	(33,598)
Net Loans	3,407,833	3,360,943
Premises and Equipment, Net	60,002	59,717
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,805	2,058
Other Assets	137,829	134,515
Total Assets	$4,587,115	$4,306,348
LIABILITIES
Noninterest-Bearing Deposits	771,014	702,978
Interest-Bearing Checking Accounts	977,871	810,834
Savings Deposits	1,526,055	1,520,024
Time Deposits over $250,000	178,843	191,962
Other Time Deposits	646,268	602,132
Total Deposits	4,100,051	3,827,930
Borrowings	4,265	8,600
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,928	5,005
Other Liabilities	40,184	43,912
Total Liabilities	4,169,428	3,905,447
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value; 1,000,000 Shares Authorized at September 30, 2025 and December 31, 2024	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at September 30, 2025 and December 31, 2024)	22,067	22,067
Additional Paid-in Capital	414,133	413,476
Retained Earnings	93,027	77,215
Accumulated Other Comprehensive Loss	(8,640)	(18,453)
Treasury Stock, at Cost (5,628,864 Shares at September 30, 2025 and 5,323,638 Shares at December 31, 2024)	(102,900)	(93,404)
Total Stockholders’ Equity	417,687	400,901
Total Liabilities and Stockholders’ Equity	$4,587,115	$4,306,348

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Net Income	$12,825	$10,805	$6,310	$4,470	$8,975

Share and Per Share Data:
Period End Shares Outstanding	16,438	16,484	16,670	16,743	16,734
Basic Average Shares Outstanding	16,402	16,545	16,665	16,718	16,710
Diluted Average Shares Outstanding	16,406	16,551	16,673	16,739	16,742
Basic Earnings Per Share	$0.77	$0.65	$0.38	$0.26	$0.54
Diluted Earnings Per Share	0.77	0.65	0.38	0.27	0.53
Cash Dividend Per Share	0.29	0.28	0.28	0.28	0.27

Selected Quarterly Average Balances:
Interest-Earning Deposits at Banks	$200,251	$145,473	$146,023	$233,469	$154,937
Investment Securities	574,080	582,380	591,841	579,107	590,352
Loans	3,424,784	3,415,140	3,406,075	3,354,463	3,329,873
Deposits	3,913,721	3,849,093	3,825,124	3,847,691	3,672,128
Other Borrowed Funds	30,539	33,579	48,375	49,090	134,249
Stockholders' Equity	413,058	406,529	404,394	393,696	387,904
Total Assets	4,399,815	4,332,339	4,324,917	4,339,833	4,245,597
Return on Average Assets, annualized	1.16%	1.00%	0.59%	0.41%	0.84%
Return on Average Equity, annualized	12.32%	10.66%	6.33%	4.52%	9.20%
Return on Average Tangible Equity, annualized [1]	13.13%	11.38%	6.76%	4.84%	9.79%
Average Earning Assets	$4,199,115	$4,142,993	$4,143,939	$4,167,039	$4,075,162
Average Paying Liabilities	3,193,789	3,191,906	3,184,196	3,185,215	3,085,066
Interest Income	53,598	51,573	50,366	50,901	49,443
Tax-Equivalent Adjustment [2]	121	148	155	157	149
Interest Income, Tax-Equivalent [2]	53,719	51,721	50,521	51,058	49,592
Interest Expense	19,467	19,040	19,009	21,214	21,005
Net Interest Income	34,131	32,533	31,357	29,687	28,438
Net Interest Income, Tax-Equivalent [2]	34,252	32,681	31,512	29,844	28,587
Net Interest Margin, annualized	3.22%	3.15%	3.07%	2.83%	2.78%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.24%	3.16%	3.08%	2.85%	2.79%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$25,433	$25,652	$26,045	$25,838	$24,100
Less: Intangible Asset Amortization	76	80	81	89	78
Net Non-Interest Expense	$25,357	$25,572	$25,964	$25,749	$24,022
Net Interest Income, Tax-Equivalent	$34,252	$32,681	$31,512	$29,844	$28,587
Non-Interest Income	8,716	7,609	7,839	4,227	8,133
Less: Net Gain (Loss) on Securities	392	(40)	317	(3,072)	94
Net Gross Income	$42,576	$40,330	$39,034	$37,143	$36,626
Efficiency Ratio	59.56%	63.41%	66.52%	69.32%	65.59%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$417,687	$408,506	$404,409	$400,901	$393,311
Book Value per Share	25.41	24.78	24.26	23.94	23.50
Goodwill and Other Intangible Assets, net	25,594	25,659	25,743	25,847	25,979
Tangible Book Value per Share [1]	23.85	23.23	22.72	22.40	21.95

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.66%	9.64%	9.61%	9.60%	9.78%
Common Equity Tier 1 Capital Ratio	13.07%	12.73%	12.59%	12.71%	12.77%
Tier 1 Risk-Based Capital Ratio	13.71%	13.37%	13.23%	13.35%	13.41%
Total Risk-Based Capital Ratio	14.86%	14.51%	14.48%	14.47%	14.46%

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures, which Arrow believes provide investors with information that is useful in understanding its financial performance.
		9/30/2025	6/30/2025	12/31/2024	12/31/2024	9/30/2024
	Total Stockholders' Equity (GAAP)	$417,687	$408,506	$404,409	$400,901	$393,311
	Less: Goodwill and Other Intangible assets, net	25,594	25,659	25,743	25,847	25,979
	Tangible Equity (Non-GAAP)	$392,093	$382,847	$378,666	$375,054	$367,332

	Period End Shares Outstanding	16,438	16,484	16,670	16,743	16,734
	Tangible Book Value per Share (Non-GAAP)	$23.85	$23.23	$22.72	$22.40	$21.95
	Net Income	12,825	10,805	6,310	4,470	8,975
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	13.13%	11.38%	6.76%	4.84%	9.79%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure, which Arrow believes provides investors with information that is useful in understanding its financial performance.
		9/30/2025	6/30/2025	12/31/2024	12/31/2024	9/30/2024
	Interest Income (GAAP)	$53,598	$51,573	$50,366	$50,901	$49,443
	Add: Tax-Equivalent adjustment (Non-GAAP)	121	148	155	157	149
	Interest Income - Tax Equivalent (Non-GAAP)	$53,719	$51,721	$50,521	$51,058	$49,592
	Net Interest Income (GAAP)	$34,131	$32,533	$31,357	$29,687	$28,438
	Add: Tax-Equivalent adjustment (Non-GAAP)	121	148	155	157	149
	Net Interest Income - Tax Equivalent (Non-GAAP)	$34,252	$32,681	$31,512	$29,844	$28,587
	Average Earning Assets	$4,199,115	$4,142,993	$4,143,939	$4,167,039	$4,075,162
	Net Interest Margin (Non-GAAP)*	3.24%	3.16%	3.08%	2.85%	2.79%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The September 30, 2025 CET1 ratio listed in the tables (i.e., 13.07%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%). Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report.

		9/30/2025	6/30/2025	12/31/2024	12/31/2024	9/30/2024
	Total Risk Weighted Assets	$3,095,225	$3,121,451	$3,143,547	$3,126,364	$3,110,178
	Common Equity Tier 1 Capital	404,426	397,432	395,900	397,285	397,122
	Common Equity Tier 1 Ratio	13.07%	12.73%	12.59%	12.71%	12.77%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2025			September 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$200,251	$2,245	4.45%	$154,937	$2,103	5.40%
Investment Securities:
Fully Taxable	509,599	4,066	3.17	497,450	2,656	2.12
Exempt from Federal Taxes	64,481	455	2.80	92,902	562	2.41
Loans (1)	3,424,784	46,832	5.43	3,329,873	44,122	5.27
Total Earning Assets (1)	4,199,115	53,598	5.06	4,075,162	49,443	4.83
Allowance for Credit Losses	(34,143)			(31,147)
Cash and Due From Banks	33,984			33,159
Other Assets	200,859			168,423
Total Assets	$4,399,815			$4,245,597
Deposits:
Interest-Bearing Checking Accounts	$848,622	2,160	1.01	$785,134	1,966	1.00
Savings Deposits	1,492,204	9,534	2.53	1,492,888	10,905	2.91
Time Deposits of $250,000 or More	177,826	1,695	3.78	174,028	1,803	4.12
Other Time Deposits	644,598	5,859	3.61	498,767	4,934	3.94
Total Interest-Bearing Deposits	3,163,250	19,248	2.41	2,950,817	19,608	2.64
Borrowings	5,583	—	—	109,230	1,177	4.29
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43	20,000	173	3.44
Finance Leases	4,956	46	3.68	5,019	47	3.73
Total Interest-Bearing Liabilities	3,193,789	19,467	2.42	3,085,066	21,005	2.71
Noninterest-Bearing Deposits	750,471			721,311
Other Liabilities	42,497			51,316
Total Liabilities	3,986,757			3,857,693
Stockholders’ Equity	413,058			387,904
Total Liabilities and Stockholders’ Equity	$4,399,815			$4,245,597
Net Interest Income		$34,131			$28,438
Net Interest Spread			2.64%			2.12%
Net Interest Margin			3.22%			2.78%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2025			June 30, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$200,251	$2,245	4.45%	$145,473	$1,622	4.47%
Investment Securities:
Fully Taxable	509,599	4,066	3.17	496,614	3,790	3.06
Exempt from Federal Taxes	64,481	455	2.80	85,766	561	2.62
Loans (1)	3,424,784	46,832	5.43	3,415,140	45,600	5.36
Total Earning Assets (1)	4,199,115	53,598	5.06	4,142,993	51,573	4.99
Allowance for Credit Losses	(34,143)			(35,238)
Cash and Due From Banks	33,984			29,267
Other Assets	200,859			195,317
Total Assets	$4,399,815			$4,332,339
Deposits:
Interest-Bearing Checking Accounts	$848,622	2,160	1.01	$845,041	1,941	0.92
Savings Deposits	1,492,204	9,534	2.53	1,494,930	9,367	2.51
Time Deposits of $250,000 or More	177,826	1,695	3.78	179,980	1,726	3.85
Other Time Deposits	644,598	5,859	3.61	638,376	5,793	3.64
Total Interest-Bearing Deposits	3,163,250	19,248	2.41	3,158,327	18,827	2.39
Borrowings	5,583	—	—	8,601	—	—
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43	20,000	171	3.43
Finance Leases	4,956	46	3.68	4,978	42	3.38
Total Interest-Bearing Liabilities	3,193,789	19,467	2.42	3,191,906	19,040	2.39
Noninterest-Bearing Deposits	750,471			690,766
Other Liabilities	42,497			43,138
Total Liabilities	3,986,757			3,925,810
Stockholders’ Equity	413,058			406,529
Total Liabilities and Stockholders’ Equity	$4,399,815			$4,332,339
Net Interest Income		$34,131			$32,533
Net Interest Spread			2.64%			2.60%
Net Interest Margin			3.22%			3.15%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Year to Date Period Ended:	September 30, 2025			September 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$164,114	$5,488	4.47%	$164,208	$6,735	5.48%
Investment Securities:
Fully Taxable	502,075	11,464	3.05	526,181	8,851	2.25
Exempt from Federal Taxes	80,628	1,603	2.66	108,872	1,867	2.29
Loans (1)	3,415,401	136,982	5.36	3,282,175	126,639	5.15
Total Earning Assets (1)	4,162,218	155,537	5.00	4,081,436	144,092	4.72
Allowance for Credit Losses	(34,359)			(31,340)
Cash and Due From Banks	31,598			30,534
Other Assets	193,174			162,194
Total Assets	$4,352,631			$4,242,824
Deposits:
Interest-Bearing Checking Accounts	$844,774	5,904	0.93	$815,933	5,510	0.90
Savings Deposits	1,500,944	28,384	2.53	1,487,005	31,706	2.85
Time Deposits of $250,000 or More	181,291	5,232	3.86	174,668	5,645	4.32
Other Time Deposits	625,557	17,181	3.67	499,881	15,091	4.03
Total Interest-Bearing Deposits	3,152,566	56,701	2.40	2,977,487	57,952	2.60
Borrowings	12,455	167	1.79	104,257	3,439	4.41
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	513	3.43	20,000	514	3.43
Finance Leases	4,977	135	3.63	5,034	142	3.77
Total Interest-Bearing Liabilities	3,189,998	57,516	2.41	3,106,778	62,047	2.67
Noninterest-Bearing Deposits	710,404			703,948
Other Liabilities	44,203			50,207
Total Liabilities	3,944,605			3,860,933
Stockholders’ Equity	408,026			381,891
Total Liabilities and Stockholders’ Equity	$4,352,631			$4,242,824

Net Interest Income		$98,021			$82,045
Net Interest Spread			2.59%			2.05%
Net Interest Margin			3.15%			2.69%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	9/30/2025	12/31/2024
Loan Portfolio
Commercial Loans	$170,330	$158,991
Commercial Real Estate Loans	809,696	796,365
Subtotal Commercial Loan Portfolio	980,026	955,356
Consumer Loans	1,089,233	1,118,981
Residential Real Estate Loans	1,372,750	1,320,204
Total Loans	$3,442,009	$3,394,541
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$34,191	$31,262
Loans Charged-off	(1,464)	(1,333)
Less Recoveries of Loans Previously Charged-off	634	815
Net Loans Charged-off	(830)	(518)
Provision for Credit Losses	815	2,854
Allowance for Credit Losses, End of Quarter	$34,176	$33,598
Nonperforming Assets
Nonaccrual Loans	$5,615	$20,621
Loans Past Due 90 or More Days and Accruing	685	398
Loans Restructured and in Compliance with Modified Terms	6	20
Total Nonperforming Loans	6,306	21,039
Repossessed Assets	361	382
Other Real Estate Owned	—	76
Total Nonperforming Assets	$6,667	$21,497

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.10%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.09%	0.34%
Allowance for Credit Losses to Period-End Loans	0.99%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	541.96%	159.69%
Nonperforming Loans to Period-End Loans	0.18%	0.62%
Nonperforming Assets to Period-End Assets	0.15%	0.50%

Year-to-Date Period Ended:	9/30/2025	12/31/2024
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$33,598	$31,265
Loans Charged-off	(8,077)	(5,895)
Less Recoveries of Loans Previously Charged-off	2,227	3,048
Net Loans Charged-off	(5,850)	(2,847)
Provision for Credit Losses	6,428	5,180
Allowance for Credit Losses, End of Period	$34,176	$33,598

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.23%	0.09%
Provision for Loan Losses to Average Loans, Annualized	0.25%	0.16%